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EXHIBIT 10.2

                            AMENDMENT NO. 2 TO LEASE

     THIS AMENDMENT NO. 2 TO LEASE ("Amendment") made as of September 1, 2006, by and between ST. PAUL PROPERTIES, INC., a Delaware corporation ("Landlord") and ATS MEDICAL, INC., a Minnesota corporation ("Tenant").

                                   WITNESSETH:

     WHEREAS, Landlord and Tenant are parties to that certain Lease dated April 29, 2000 (the "Original Lease"), for premises described therein (the "Premises"); and

     WHEREAS, Landlord and Tenant entered into a certain Amendment No. 1 to Lease dated May 1, 2001 (the "First Amendment"; the Original Lease and the First Amendment are collectively, hereinafter the "Lease"); and

     WHEREAS, Landlord and Tenant wish to amend the Lease to reflect certain additional agreements between them.

     NOW, THEREFORE, in consideration of the Premises and for good and valuable consideration, the parties agree as set forth below.

     1. Defined Terms. Unless otherwise indicated, capitalized terms shall be defined in the manner set forth in the Lease.

     2. Extension of Term. The Term of the Lease is hereby extended for a period of twenty four (24) months commencing August 1, 2008 (the "Extension Commencement Date") and ending on July 31, 2010 (such period the "Extension Term").

     3. Base Rent. During the Extension Term, Tenant shall pay Base Rent for the Premises in the amount of

          (a) $123,937.68 per annum, ($10,328.14 per month) for the period from the Extension Commencement Date through and including July 31, 2009; and

          (b) $126,416.40 per annum ($10,534.70 per month), for the period from August 1, 2009, through and including July 31, 2010,

without deduction or setoff therefrom, payable at the time and in the manner set forth in the Lease for the payment of Base Rent.

     4. Amendment. Paragraphs 30 and 31 of the Lease are hereby deleted in their entirety.

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     5. Additional Agreements.

          (a) HVAC Units. The parties agree that to the extent Landlord, in its sole discretion, determines that any or all of the HVAC units serving the Premises need replacement at any time on or after the Extension Commencement Date, Landlord shall do so, and the cost thereof shall be amortized over a twelve year period from the date of installation thereof, which amortization shall be based upon equal payments of principal and interest over said twelve year period, and interest shall be at the rate of nine percent (9%) per annum. Throughout that portion of the Term during which such amortization occurs, Tenant shall pay, as a part of Operating Costs, all of such amortization, including interest as specified above.

          (b) Cross Default. Any default by Tenant under that certain Lease December 22, 1987, between Helix BioCore, Inc. and Crow Plymouth Land Limited Partnership, as amended and assigned, for premises located at 3905 Annapolis Lane, Plymouth, Minnesota, shall be a default under the Lease, as amended by this Amendment.

          (c) Condition of Premises. The Premises shall be taken by Tenant, as of the Extension Commencement Date in their then AS-IS, WHERE-IS, WITH ALL FAULTS condition.

          (d) Renewal of Lease. Landlord hereby grants to Tenant a one-time option to renew the Lease as to the Premises upon the terms and conditions of this Paragraph 5(d) if:

               (i) Tenant is not in default under this Lease, as the same may have been renewed beyond any time to cure at the time such option is exercised; and

               (ii) Tenant gives Landlord written notice of the exercise of the renewal of this Lease not later than nine months prior to the end of the term (the "Renewal Notice of Exercise"), time being of the essence. Tenant's failure to notify Landlord of its intent to exercise its option to renew the Term granted herein on or before the dates specified in this subparagraph (ii) for such renewal shall be deemed a waiver of Tenant's right to exercise its option to renew.

          If Tenant elects to renew this Lease under this Paragraph 5(d) the following terms and conditions shall apply:

               (i) The renewal term in question shall commence on August 1, 2010 continue thereafter for a period of three (3) years.

               (ii) Base Rent for the Premises for the renewal term shall be Market Rent (as defined in Paragraph 5(e) of this Amendment); and

               (iii) All of the other terms and conditions contained in this Lease, as it may have been amended from time to time, shall be as set out in the Lease, it being understood that there shall be no rights of renewal or extension except as provided in

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          this Paragraph 5(d), and, upon the exercise of the right of renewal granted by this Paragraph 5(d), this Paragraph 5(d) shall be of no further force or effect and Tenant shall have no right to further renew or extend the term at the expiration of the renewal term.

          Within fifteen (15) business days after request thereof from Landlord, Tenant shall execute and deliver to Landlord those instruments which Landlord may request to evidence the renewal described in this Paragraph 5(d). The rights of Tenant under this Paragraph 5(d) shall not be severed from the Lease or separately sold, assigned, or otherwise transferred, and shall expire on the expiration or earlier termination of the Lease. Notwithstanding the foregoing, the renewal option contemplated in this Paragraph 5(d) shall automatically terminate and become null and void and of no further force and effect upon the earlier to occur of (i) the expiration or termination of the Lease; (ii) the termination of the Tenant's right to possession of the Premises; or (iii) the failure of Tenant to timely or properly exercise the rights granted by this Paragraph 5(d). The right contemplated by this Paragraph shall not survive the expiration or termination of this Lease, and shall not be available to any assignee, sublessee, or successor to Tenant's interests hereunder.

          (e) Market Rent. "Market Rent' means the amount of base rent, which may or may not include concessions, improvements, and other matters (exclusive of Operating Costs) which Landlord would receive by then renting similar space (including similar square footage) for premises in the project in which the Building is located. Within 45 days after Tenant exercised its right to renew the Term pursuant to Paragraph 5(d), Landlord shall give Tenant notice of Market Rent for the renewal term (the "Market Rent Notice"). If Tenant does not agree with Landlord's determination of Market Rent as set forth in the Market Rent Notice, Tenant shall so notify Landlord in writing within ten (10) days after Tenant's receipt of the Market Rent Notice ("Tenant's Notice"). Landlord and Tenant shall, for ten
     (10) days after Landlord's receipt of the Tenant's Notice, negotiate in good faith to come to an agreement as to Market Rent for the renewal term. If Landlord and Tenant are unable to agree upon Market Rent within said ten day period, then, notwithstanding the provisions of Paragraph 5(d), Tenant shall have the right to rescind the Renewal Notice of Exercise by written notice (the "Rescission Notice") to Landlord given not later than twenty
     (20) days after the date of the Tenant's Notice, it being understood and agreed that if the Rescission Notice is not given within such time period, Tenant shall be deemed to have waived its right to rescind the Renewal Notice of Exercise. In such case, to the extent that the Renewal Notice of Exercise was effectively exercised, Landlord and Tenant shall execute and deliver and amendment to the Lease which amendment shall be executed and delivered within ten (10) days following the determination of Market Rent. Tenant's failure to give the Tenant's Notice within the time period provided above shall be deemed an acceptance of Landlord's determination of Market Rent as set forth in the Market Rent Notice, and the term shall be deemed renewed pursuant to the Renewal Notice of Exercise.

     6. Reference to and Effect on the Lease.

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          (a) Upon the effectiveness of this Amendment, each reference in the
     Lease to "this Lease", "hereunder", "hereof", "herein" or words of like import referring to the Lease shall mean and be a reference to the Lease as amended hereby.

          (b) Except as specifically set forth above, the Lease remains in full force and effect and is hereby ratified and confirmed; provided, however, that the parties agree that the rights and obligations of each of them occurring prior to the Extension Commencement Date shall survive the execution and delivery of this Amendment.

          (c) Wherever there exists a conflict between this Amendment and the Lease, the provisions of this Amendment shall control.

     7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. Time of Essence. Time shall be of the essence as to each and every provision of this amendment.

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     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

TENANT:                                 LANDLORD:

ATS MEDICAL, INC.                       ST. PAUL PROPERTIES, INC.


By: /s/ Michael D. Dale                 By: /s/ Michael D. Elnicky
    ---------------------------------       ------------------------------------
Name: Michael D. Dale                   Name: Michael D. Elnicky
Title: President & CEO                  Title: Asset Manager